UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2026

                          SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	000-55927	82-0972782
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           2355 Highway 36 West, Suite 400,Roseville, MN 55113

 (Address of principal executive offices and zip code)

                                    (651) 317-8990

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCTH	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Forward-Looking Statements

This Form 8-K and other reports filed by SecureTech Innovations, Inc. ("SecureTech") with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward-looking statements and information based on our management's beliefs, current information, estimates, and assumptions. Words like 'believes,' 'estimates,' 'anticipates,' 'expects,' 'plans,' 'projects,' 'intends,' 'potential,' 'may,' 'could,' 'might,' 'will,' 'should,' 'approximately,' and similar expressions identify these forward-looking statements as they relate to our business or management. Such statements reflect our management’s current view regarding future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K) that relate to our industry, operations, and results. If these risks or uncertainties materialize or, if our assumptions prove incorrect, actual results may differ significantly from those anticipated in these forward-looking statements.

While we believe the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including US securities laws, we do not intend to update any forward-looking statements in this Form 8-K or elsewhere.

Item 3.02	Unregistered Sales of Equity Securities

Restricted Issuances to Independent Consultants

On April 6, 2026, SecureTech Innovations, Inc. ("SecureTech" or the "Company") issued an aggregate of 15,326 shares of its common stock, $0.001 par value per share (the "Shares"), to two independent consultants as compensation for services rendered pursuant to duly authorized consulting and investment banking agreements. The Shares were valued at an aggregate of $75,112 – representing actual invoiced amounts – with a per-share price of approximately $4.90,

The Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506(b) of Regulation D promulgated thereunder. Each recipient represented to the Company in writing that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

As of April 10, 2026, the Company had 17,092,694 shares of its common stock, $0.001 par value per share, issued and outstanding, and 19,725 shares of its Series A Preferred Stock issued and outstanding.

Item 8.01	Other Events

Increased Registered Capital of Subsidiary Zhejiang Jizhu Technology Company, Ltd.

On April 6, 2026, Zhejiang Jizhu Technology Company, Ltd. ("Jizhu"), a majority-owned subsidiary of the Company organized under the laws of the People's Republic of China, completed an increase of its registered capital from RMB 11,110,974 to RMB 11,341,952 in exchange for a cash investment of RMB 5,000,000 (approximately US$730,000) by Xiangshan Hongri Equity Investment Fund Partnership (Limited Partnership). The investor is not a related party of the Company within the meaning of Item 404 of Regulation S-K.

As a result of the capital increase, the Company's indirect ownership interest in Jizhu decreased from approximately 90.0% to approximately 88.2%. The Company does not believe this reduction in its ownership interest constitutes a disposition of a significant amount of assets outside the ordinary course of business within the meaning of Item 2.01 of Form 8-K; however, the Company is disclosing this transaction to provide investors with timely information regarding changes in its consolidated subsidiary structure.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2026	By:	SECURETECH INNOVATIONS, INC. /s/ J. Scott Sitra
President, Chief Executive Officer, Principal Executive Officer, and Director